As filed with the U.S. Securities and Exchange Commission on March 26, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Envision Healthcare Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-0832318 (I.R.S. Employer Identification No.)

6200 S. Syracuse Way, Suite 200
Greenwood Village, CO 80111-4737
(303) 495-1200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig A. Wilson, Esq.
Senior Vice President and General Counsel
6200 S. Syracuse Way, Suite 200
 Greenwood Village, CO 80111
(303) 495-1200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:

Peter J. Loughran, Esq.

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

(212) 909-6000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit		Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.01 per share	1,200,000	$38.56	(2)	$46,272,000	$5,377

(1)                                  The number of shares being registered represents the shares reserved for issuance pursuant to future awards under the Envision Healthcare Holdings, Inc. 2015 Provider Stock Purchase Plan.  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that became issuable under the applicable plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)                                  Computed pursuant to Rule 457(c) solely for purpose of determining the registration fee, based upon an assumed price of $38.56 per share of the Registrant’s common stock, which is based on the average of the high sales price and low sales price per share of the Registrant’s common stock as reported on the New York Stock Exchange on March 20, 2015.

PROSPECTUS

Envision Healthcare Holdings, Inc.

1,200,000 Shares
Common Stock
(Par Value $0.01 Per Share)

Pursuant to the
Envision Healthcare Holdings, Inc.
2015 Provider Stock Purchase Plan

Envision Healthcare Holdings, Inc. may, from time to time, grant, offer and sell up to 1,200,000 shares of its common stock, par value $0.01 per share (“common stock”), under the Envision Healthcare Holdings, Inc. 2015 Provider Stock Purchase Plan (the “PSPP”) to active employees of any professional association or professional corporation for which we or any of our subsidiaries provides management services pursuant to a physician services agreement (“PA Employees”), or physicians who provide clinical services as an independent contractor pursuant to an agreement with us, any of our subsidiaries or such professional association or professional corporation (“Independent Contractors”).  The purchase price associated with such awards will be determined from time to time pursuant to the PSPP by the Compensation Committee of our Board of Directors (the “Compensation Committee”).

For each offering period under the PSPP, eligible PA Employees and Independent Contractors may purchase shares of our common stock at a 10% discount to its Fair Market Value (as defined in the PSPP) on the last trading day of the offering period through after-tax payroll deductions, subject to the terms and conditions in the PSPP. However, no shares of our common stock will be purchased under the PSPP unless and until our stockholders approve the PSPP.

You should carefully read this prospectus, together with the documents we incorporate by reference, before you invest in our common stock.

Investing in our common stock involves risks. See the section entitled “Risk Factors” on page 4 of this prospectus and in the documents we incorporate by reference.

The common stock of Envision Healthcare Holdings, Inc. is listed on the New York Stock Exchange under the symbol “EVHC”. The last reported sale price of our common stock on March 25, 2015 was $38.01 per share.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission or other regulatory body has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 26, 2015.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, in this prospectus, references to the “Company”, “EVHC”, “we”, “us” and “our” mean Envision Healthcare Holdings, Inc.

This prospectus provides a general description of the shares of our common stock that we may offer under the PSPP.

The rules of the SEC allow us to incorporate information by reference into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation of Certain Information by Reference.” You should read this prospectus together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation.

You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Our business, financial condition and results of operations may have changed since that date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

This prospectus and the documents incorporated by reference herein and therein contain statements about future events and expectations that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, the following:

•                  Decreases in our revenue and profit margin under our fee-for-service contracts due to changes in volume, payor mix and third party reimbursement rates, including from political discord in the federal budgeting process;

•                  The loss of existing contracts;

•                  Failure to accurately assess costs under new contracts;

•                  Difficulties in our ability to recruit and retain qualified physicians and other healthcare professionals, and enforce our non-compete agreements with our physicians;

•                  Failure to implement some or all of our business strategies, including our efforts to grow our Evolution Health, LLC business and cross-sell our services;

•                  Lawsuits for which we are not fully reserved;

•                  The adequacy of our insurance coverage and insurance reserves;

•                  Our ability to successfully integrate strategic acquisitions;

•                  The high level of competition in the markets we serve;

•                  The cost of capital expenditures to maintain and upgrade our vehicle fleet and medical equipment;

•                  The loss of one or more members of our senior management team;

•                  Our ability to maintain or implement complex information systems;

•                  Disruptions in disaster recovery systems or management continuity planning, or information systems;

•                  Our ability to adequately protect our intellectual property and other proprietary rights or to defend against intellectual property infringement claims;

•                  Challenges by tax authorities on our treatment of certain physicians as independent contractors;

•                  The impact of labor union representation;

•                  The impact of fluctuations in results due to our national contract with the Federal Emergency Management Agency;

•                  Potential penalties or changes to our operations, including our ability to collect accounts receivable, if we fail to comply with extensive and complex government regulation of our industry;

•                  The impact of changes in the healthcare industry, including changes due to healthcare reform;

•                  Our ability to timely enroll our providers in the Medicare program;

•                  Our ability to restructure our operations to comply with future changes in government regulation;

•                  The outcome of government investigations of certain of our business practices;

•                  Our ability to comply with the terms of our settlement agreements with the government;

•                  Our ability to generate cash flow to service our substantial debt obligations; and

•                  Risks related to other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2014 and in this prospectus.

Words such as “anticipates”, “believes”, “continues”, “estimates”, “expects”, “goal”, “objectives”, “intends”, “may”, “opportunity”, “plans”, “potential”, “near term”, “long term”, “projections”, “assumptions”, “projects”, “guidance”, “forecasts”, “outlook”, “target”, “trends”, “should”, “could”, “would”, “will” and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors.

Other risks, uncertainties and factors, included or incorporated in this prospectus, particularly under the heading “Risk Factors,” among others, could cause our actual future results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the factors described in “Risk Factors” and the documents incorporated by reference to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

These forward-looking statements are made only as of the date made and we do not undertake any obligation, other than as may be required by law, to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

THE COMPANY

We are a leading provider of physician-led, outsourced medical services in the United States. We offer a broad range of clinically-based and coordinated care solutions across the patient continuum, by which we mean the patient treatment cycle, from healthcare transportation to hospital encounters to comprehensive care alternatives in various settings. We believe that our capabilities offer a powerful value proposition to healthcare facilities, communities and payors by helping to improve the quality of care and lower overall healthcare costs. We market our services on a stand-alone, multi-service and integrated basis, primarily under our EmCare and AMR brands. EmCare is a leading provider of integrated facility-based physician services, including emergency, anesthesiology, hospitalist/inpatient care, radiology, tele-radiology and surgery. EmCare Holdings Inc. (“EmCare”), an indirect wholly owned subsidiary of the Company, also offers physician-led care management solutions outside the hospital. American Medical Response, Inc. (“AMR”), an indirect wholly owned subsidiary of the Company, is a leading provider and manager of community-based healthcare transportation services, including emergency, non-emergency, managed transportation, fixed-wing air ambulance and disaster response. In 2012, we expanded EmCare’s physician-led services outside the hospital through the formation of Evolution Health. Evolution Health provides comprehensive care management solutions through a suite of physician-led services, including transitional care teams, direct patient care and care coordination by clinicians outside the acute-care setting, as well as tele-monitoring and tele-medicine. Evolution Health serves patients who require comprehensive care across various settings, many of whom suffer from advanced illnesses and chronic diseases.

Envision Healthcare Holdings, Inc. is a Delaware corporation. Our principal executive offices are located at 6200 S. Syracuse Way, Suite 200, Greenwood Village, CO 80111, and our telephone number at that address is (303) 495-1200.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you make your investment decision, you should carefully consider all the information contained or incorporated by reference in this prospectus. In particular, we urge you to consider carefully the risks and uncertainties discussed in “Item 1A—Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2014, as such risk factors may be updated by our annual, quarterly and current reports that we may file with the SEC after the date of this prospectus and that are incorporated by reference in this prospectus.

USE OF PROCEEDS

The shares under the PSPP will be sold to participants in the PSPP from time to time. We expect to use the proceeds from the sale of such shares for general corporate purposes.

PLAN OF DISTRIBUTION

This prospectus, and the registration statement of which it is a part, relate solely to the offer and sale from time to time of up to 1,200,000 shares of our common stock under the PSPP to the following individuals:

•                  PA Employees, and

•                  Independent Contractors.

The principal purposes of the PSPP are to provide long-term incentives to those people responsible for our success and growth and the success and growth of our subsidiaries and affiliates, to associate more closely the interests of such people with those of our stockholders, and to assist us and our subsidiaries and affiliates in recruiting, retaining, and motivating a diverse and talented group of PA Employees and Independent Contractors on a competitive basis.

The source of shares we deliver under the PSPP will be authorized but unissued shares, treasury shares, or shares we acquire on the open market. The number of shares available under the PSPP is subject to adjustment, as provided in the PSPP, for stock splits, stock dividends, recapitalizations and other similar events.

The PSPP is administered by the Compensation Committee. The Compensation Committee has broad authority to establish the terms and conditions of awards made under the PSPP. The costs and expenses of administering the PSPP will be borne by us and will not be charged to any award under the PSPP or to any participant in the PSPP, except that participants will be responsible for fees and commissions incurred when they sell shares purchased under the PSPP.

PROVIDER STOCK PURCHASE PLAN

Our Board of Directors has adopted the PSPP. Pursuant to the PSPP, eligible PA Employees and eligible Independent Contractors may purchase shares of our common stock under the PSPP during designated offering periods, subject to the terms and conditions of the PSPP.  Certain provisions of the PSPP, and certain terms of the PSPP, are summarized in the Explanatory Guide and Frequently Asked Questions included in this prospectus.  For more information on the PSPP, please see the Explanatory Guide and the Frequently Asked Questions set forth herein.

EVHC PROVIDER STOCK PURCHASE PLAN

TABLE OF CONTENTS Introduction ................................................................................ 3 PSPP Highlights and Key Features............................................ 4 U.S. Federal Income Tax Consequences................................... 9 How the PSPP Works ............................................................. 11 Enrollment ...................................................................................... 11 Buying Shares ..................................................................................13 Selling Shares ..................................................................................13 U.S. Citizen (or Resident Alien) Tax Certification .............................17 Accessing Your Account...................................................................18 THIS DOCUMENT RELATES TO A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. You are encouraged to read the full prospectus included in the Form S-3 filed with the Securities and Exchange Commission (“SEC”) on March 25, 2015, available at http://investor.evhc.net/sec-filings. The date of this document is March 25, 2015. Neither the SEC nor any state securities commission has approved or disapproved of the shares of Common Stock reserved for issuance pursuant to the PSPP, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

INTRODUCTION Congratulations! We are pleased to offer you the opportunity to participate in the Envision Healthcare Holdings, Inc. 2015 Provider Stock Purchase Plan. This plan, which we refer to as the PSPP, allows certain individuals that provide clinical services for us and our subsidiaries or PA affiliates to purchase shares of Common Stock of EVHC at a discount to its fair market value on the last trading day of the offering period. If you choose to participate in the PSPP, you will be able to invest in our Common Stock simply and easily through after-tax paycheck deductions. Participation in the PSPP is entirely voluntary and you should consider carefully both the opportunities and the risks associated with stock ownership. We make no recommendations with respect to the purchase of EVHC Common Stock or participation in the PSPP. The PSPP is not a qualified plan under Section 401(a) of the Code, or an “employee stock purchase plan” under Section 423 of the Code, or subject to the provisions of the Employee Retirement Income Security Act of 1974. This Explanatory Guide is intended to provide you with a summary of certain key features of the PSPP. It does not contain the complete PSPP details. In the event of any discrepancy between what is written here and what is contained in the PSPP plan document, the PSPP plan document will prevail. You may obtain a copy of the PSPP plan document through the Computershare website, or by contacting Computershare at 888-367-8771 toll free or 781-575-2551. You may also send your request to our executive offices located at 6200 South Syracuse Way, Suite 200, Greenwood Village, Colorado 80111, Attention: Benefits Department – Stock Purchase Program. This Explanatory Guide is not an offer or contract of continued service or employment with EVHC, your professional association, corporation, or any of their respective affiliated companies. This Explanatory Guide does not constitute an offering of securities in any jurisdiction in which such offering may not lawfully be made.

PSPP HIGHLIGHTS AND KEY FEATURES EVHC 4 Overview The PSPP is a stock purchase plan that makes it easy for you to become a stockholder of Envision Healthcare Holdings, Inc. (EVHC) and share in its potential future growth and profitability. The PSPP allows you to purchase shares of EVHC Common Stock, which we refer to in this Explanatory Guide as Common Stock, at a discount to its Fair Market Value through deductions from your base compensation. Your deductions will be used to buy shares of our Common Stock, which will then be held in your PSPP account maintained by Computershare Trust Company, or Computershare. Eligible individuals may start, stop or change their participation in the program in accordance with the PSPP’s provisions. The PSPP will be administered by the Compensation Committee of our Board of Directors, or any other committee the EVHC Board of Directors determines should administer the PSPP. We use the term “Committee” to refer to our Compensation Committee or any other committee that administers the PSPP. Prior to each offering period, we will provide the details established by the Committee for that particular offering, including the discount percentage for the Common Stock and the duration of the offering period. These offering details will be communicated to each Eligible Individual of that offering. The PSPP is not intended to be an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, or the Code, and the federal income tax consequences of a purchase of shares under the PSPP are different from those under an “employee stock purchase plan.” See the section in this Explanatory Guide entitled “U.S. Federal Income Tax Consequences.” Eligibility Requirements You are eligible to participate in the PSPP if you: • Are an active employee of any professional association or professional corporation for which EVHC or any of its subsidiaries provides management services pursuant to a physician services agreement (such professional associations and professional corporations are referred to in this Explanatory Guide as “Professional Associations”); or • A physician that provides clinical services as an independent contractor pursuant to an agreement with EVHC, any of EVHC’s subsidiaries or a Professional Association (such physicians are referred to in this Explanatory Guide “Independent Contractors”); You customarily work more than 120 hours per month for a Professional Association, as the case may be, and you have completed at least 240 hours of service to such entity prior to the relevant offering period.

You are not eligible to participate in the PSPP if, at such time, you are eligible to participate in the Envision Healthcare Holdings, Inc. 2015 Employee Stock Purchase Plan. In this Explanatory Guide, we use the term “Eligible Individual” to refer to any individual that meets these eligibility requirements for participation in the PSPP. Enrollment You may enroll in an offering during the Enrollment Period specified by the Committee, which we refer to in this Explanatory Guide as an “Enrollment Period.” Enrollment in the PSPP is easy via Computershare’s Plan Member website or Computershare’s Interactive Voice Response (IVR) system. For detailed instructions on how to enroll in the PSPP, please see the section in this Explanatory Guide entitled “How the PSPP Works — Enrollment — How You Enroll.” Your participation in the PSPP is entirely voluntary. We urge you to consult with a financial advisor before making your investment decision. Participant Contributions The PSPP allows you to purchase shares of Common Stock through convenient after-tax deductions from your base compensation in your paycheck. For each offering period, you may authorize deductions equal to a percentage, between 1% and 15% (in whole numbers only), of your eligible compensation, unless otherwise provided by the Committee. Your “eligible compensation” consists only of your base compensation. Any bonuses, severance, overtime, disability or other compensation or contributions are not included in this amount. Your deductions are made on an after-tax basis and will be held in a noninterest bearing PSPP account until purchases of shares are made under the PSPP. Voting Rights Each share of Common Stock you hold entitles you to one vote. You may grant a proxy to Computershare or your broker, if you have transferred your shares to a brokerage account. Understand the Rewards and Risks of Being a Stockholder As is the case with all stock purchases, there can be no assurance that the Common Stock share price will rise or remain at any particular levels. The market price of the Common Stock may fall below the price you pay. We make no representation as to the future value or market performance of our Common Stock. Furthermore, the stock markets have experienced volatility in recent years and these broad market fluctuations may adversely affect the market price of EVHC’s Common Stock. The decision to participate in the PSPP is solely your choice, dependent on your individual financial situation. If you decide to participate in the PSPP, your investment in the PSPP should be just one part of an overall, well-balanced investment plan. Investing in the Common Stock involves substantial risks. Before deciding to invest in EVHC Common Stock, you should review carefully all of our publicly

EVHC 6

available information. In particular, our “Form 10-K” annual reports and “Form 10-Q” quarterly reports that we file with the Securities and Exchange Commission, or the SEC, each contain a section called “Risk Factors.” Our “Risk Factors” describe matters that could cause our business, results of operation and financial condition to differ materially from our anticipated results or expectations. See the section in this Explanatory Guide entitled “Where You Can Find More Information” for information on how to access publicly available SEC filings. Insider Trading All participants in the PSPP are subject to our internal policies and federal and state laws restricting trading on material non-public or “insider” information. If you do not have a copy of our Insider Trading Policy, you may obtain it by contacting the EVHC Legal Department at 1-303-495-1200. If you have any questions about our Insider Trading Policy or the applicable laws, please contact EVHC’s legal department. Dividends At this time, EVHC does not pay any dividends on its Common Stock, nor does EVHC intend to declare or pay dividends on its Common Stock for the foreseeable future. EVHC’s ability to pay dividends to holders of Common Stock in the future is limited by its ability to obtain cash and other assets from subsidiaries. Certain covenants in EVHC’s debt agreements significantly restrict the ability of EVHC’s subsidiaries to pay dividends to EVHC. In addition, Delaware law may impose requirements that restrict EVHC’s ability to pay dividends to holders of the Common Stock. Holding Period EVHC does not require a minimum holding period for shares purchased under the PSPP. Since the sale of Common Stock under the PSPP to Eligible Individuals has been registered under the Securities Act of 1933, as amended, or Securities Act, no such holding period is required under applicable securities laws. The Common Stock you purchase under the PSPP will be available for you to sell as soon as administratively possible, subject to certain trading restrictions we describe above under “Insider Trading.” As with all shares that you sell, the nature of any capital gain that you recognize on a sale of shares purchased under the PSPP will differ, depending on your holding period. See the section in this Explanatory Guide entitled “U.S. Federal Income Tax Consequences.” Where You Can Find More Information The SEC requires public companies like EVHC to disclose financial and other information to the public. This provides information to assist all investors, whether large institutions or private

EVHC 8 individuals, in making investment decisions. EVHC Common Stock is traded on the New York Stock Exchange under the symbol “EVHC.” All of our information filed publicly with the SEC is available at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. In addition, materials filed electronically by EVHC via the SEC’s EDGAR system are available at the SEC’s website at www.sec.gov or by calling the SEC at 1.800.SEC.0330 for further information. We maintain a website for investors at investor. evhc.net. We post on our website, as soon as reasonably practicable after we fi le documents with the SEC, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, amendments to those reports, and the proxy statement for our annual stockholder meeting. You may access these documents free of charge at our website. The reference to our web address does not constitute incorporation by reference of the information contained at that website.

U.S. FEDERAL INCOME TAX CONSEQUENCES The PSPP is not intended to qualify as an “employee stock purchase plan” within the meaning of the Code. The following is a summary of the U.S. federal income tax consequences of an individual U.S. taxpayer’s participation in the PSPP based on the law in effect at date of this Explanatory Guide. It is only a summary, however, and EVHC and Computershare do not assume any responsibility in connection with the income tax liability of any individual who participates in the PSPP (or his or her beneficiary). We do not attempt to deal with any of the special provisions that could apply to your particular situation. In addition, income taxation under state, local and foreign tax law may differ substantially from the U.S. federal income tax consequences we describe here. Accordingly, you are urged to consult your own tax advisor to determine the specific U.S. federal, state, local and foreign tax consequences applicable to you. Paying Taxes on Your Paycheck Deductions You must pay income taxes on the amount that is withheld from your paychecks. These amounts are withheld after taxes, are deducted from your gross payment. Paying Taxes When You Buy Shares; Tax Basis When shares of Common Stock are purchased for your account under the PSPP, you will recognize ordinary compensation income, subject to withholding, in an amount equal to the excess of the Fair Market Value of the shares on the date you purchase the shares of Common Stock (i.e., at the end of the offering period) over the price you paid for the shares, along with the discount applied to the Fair Market Value. The Fair Market Value of the shares on the date that you purchase them will be your tax basis. The participating Physician Service Providers will receive an IRS Form 1099-MISC from the Company or a Subsidiary, and such Physician Service Provider shall be solely responsible for all federal, state and local taxes. For the avoidance of doubt, neither the Company nor any of its Subsidiaries or PA Affiliates will be responsible for withholding or paying any federal, state or local taxes. At the Company’s request, a participating Physician Service Provider will be required to provide the Company, its Subsidiaries or any PA Affiliates with any information reasonably required for tax reporting purposes. Paying Taxes When You Sell Shares When you dispose of shares of Common Stock acquired under the PSPP, the amount you receive for such shares in excess of your tax basis generally will be treated as long-term or short-term capital gain, depending on the holding period of the shares.

When Your Participation in the PSPP Begins If you meet the eligibility requirements, you may enroll in the PSPP during the Enrollment Period specified by the Committee. If you do not enroll during the specified period, you will not be able to enroll until the next offering period, if the Committee chooses to conduct another offering. Each offering period will be determined by the Committee. CONTACT COMPUTERSHARE AT 1.866.320.6772 WITH ANY QUESTIONS OR PROBLEMS. How You Enroll You may enroll in the PSPP during an Enrollment Period through Computershare’s Employee Plan Member website or by phone using Computershare’s Interactive Voice Response (IVR) System at 1.866.320.6772. To enroll using the Employee Plan Member website, follow these instructions: Go to www-us.computershare.com/employee and enter your company code, “EVHC” and click “Next”. Then enter your User ID and PIN and click “Login”. (See section in this Explanatory Guide entitled “Accessing Your Account Online.”) Contact Computershare at 1.866.320.6772 with any questions or problems or if you do not have computer access. HOW THE PSPP WORKS Using the automated enrollment system, from the Employee’s Plan Member’s page, click on “Portfolio Summary” to enroll. Click “Enroll in New Offering” to begin the process. You will be asked to confirm that you have read the plan provisions. By clicking “Agree” you authorize Computershare to notify your company to begin payroll deductions. Select and enter the percentage you would like deducted from each paycheck (remember you may only select whole percentages from 1% -15%), then click “Next”. You will receive a confirmation page. Please print your online confirmation statement. You will not receive a written acknowledgement notice. When will your Participation in the PSPP End and/or Withdrawing from the PSPP Unless otherwise provided by the Committee prior to any offering, you may withdraw all, but not less than all, of the contributions deposited in your PSPP account at any time prior to the 14-day period or such longer period determined by the Committee preceding the end of an offering period. If you withdraw from an offering, any paycheck deductions deposited in your PSPP account during that offering period will be returned to you, without interest, as soon as administratively feasible but in any event within 60 days of your notice of withdrawal. You may not reenter an offering once you have withdrawn from such offering. If you cease to be an Eligible Individual for any reason (e.g., termination of service or leave of absence), your participation in the PSPP will end automatically and your purchase rights will terminate automatically. You may also voluntarily

EVHC 11 terminate your participation in the PSPP. Upon termination of your participation in the PSPP, all amounts deducted from your compensation and not previously used to purchase shares will be returned to you (without interest). In the event of your death while an active participant in the PSPP, all amounts deducted from your compensation and not previously used to purchase shares will be refunded to your estate (without interest) as soon as administratively feasible. If you have shares in your PSPP account when your employment ends, you can do any of the following with your shares: • Leave the shares in your PSPP account; • Have Computershare sell the shares for you; or • Transfer the shares to a brokerage account. Participant Contributions Once enrolled in the PSPP, you may authorize EVHC to make deductions from your eligible compensation during the offering period equal to a whole percentage between 1% and 15%. Your “eligible compensation” consists only of your base compensation. Your deductions are made on an after-tax basis and will be held in a non-interest bearing PSPP account until purchases of shares are made under the PSPP. Changing Your Contribution Election The only time you may make changes to your contribution election is during the Enrollment Period established for an offering; you will have an opportunity to enter or leave the PSPP or change your current rate of payroll deductions until payroll deductions start: for the initial offering, May 1, 2015. Once deductions start you are unable to change your contribution election but you may drop out or cancel your elections. Accessing the Employee Plan Member’s website at www-us.computershare.com/employee, or by Calling Computershare’s Interactive Voice Response (IVR) system toll-free at 1.866.320.6772.

Purchase of Shares At the end of each offering period, your payroll deductions are used to buy whole shares of EVHC Common Stock at the discounted purchase price, subject to the terms of the PSPP. These shares will be deposited into your PSPP account. Only whole shares will be sold under the PSPP. At the end of an offering period, any amount of your payroll deductions that is not used to purchase Common Stock will be returned to you on your next paycheck (without interest). The number of shares of Common Stock you are permitted to purchase in any offering period may be limited by applicable securities laws, the PSPP or by the offering size or other terms established by the Committee for that offering. You may not elect to purchase Common Stock in any offering under the PSPP if, after giving effect to such purchase, you would own in the aggregate 5% or more of the total value or combined voting power of all classes of the capital stock of EVHC or any of our subsidiaries. In addition, you may not elect to purchase Common Stock in any offering under the PSPP if this would result in purchases by you, in any single calendar year, of shares of Common Stock, having an aggregate Fair Market Value (measured as of the end of the relevant offering period) of more than $25,000. In addition, the Committee, in its sole discretion, may limit the number of shares that each participant may purchase in any offering period. The purchase of Common Stock by you at the end of the offering period will be contingent on the approval of the PSPP by our stockholders. Additionally, please allow up to 15 days after the end of the offering period for the calculation and allocation of purchased shares. Purchase Price The purchase price to you for each share of Common Stock in any offering will be at a discount to its Fair Market Value and will be determined by the Committee before the beginning of the offering period. For this purpose, the “Fair Market Value” of a share of Common Stock on any day means, generally, the closing price of the Common Stock on that date on the New York Stock Exchange. Selling Shares You may sell the shares you have purchased through the PSPP at any time after they are deposited in your PSPP account at Computershare, subject to certain trading restrictions we describe above under the section entitled “PSPP Highlights and Key Features — Insider Trading.” Be aware that the price on the date you sell may differ from the price on the date you purchased the Common Stock. This may result in your incurring a loss or gain on the shares you purchased under the PSPP. In addition, you will be responsible for

EVHC 13

fees and commissions when you sell shares you purchased under the PSPP. Also, depending on how long you hold your stock before selling it, there may be different tax implications. You should consult with a tax advisor before you sell your shares. See the section in this Explanatory Guide entitled “U.S. Federal Income Tax Consequences.” How to Sell Your Shares You may access the online secure participant service for your PSPP by logging on to the Employee Plan Member’s website at www-us.computershare.com/ employee and following the instructions on your screen. You may also contact Computershare using their Interactive Voice Response (IVR) system at 1.866.320.6772, follow the recorded prompts, and access the sell menu. How Your Shares Are Sold Unless you specify which shares to sell, the shares that were purchased first in your account will be sold first. Computershare will sell all shares under the PSPP on the open market as soon as possible after you place the order to sell. You will receive payment for shares in cash based on the actual price for your sale transaction, and you will receive a sale confirmation from Computershare. Sale transactions are executed in a real time environment and are available in three types. The following types of orders are available when placing a sale transaction: Market Order — this order is processed at the next available sale price as soon as market conditions allow.

EVHC 15 Limit Order Day — this order allows you to specify a price minimum at which you want your sale to be processed. If during the trading day, the stock price equals or exceeds the minimum price you specified, your order will be executed the next available trade as market conditions allow. If it does not reach or exceed the price you indicate, your order will be canceled. Limit Order 30 Day — this order also allows you to indicate a minimum price at which you want your sale transaction to be placed. Your order instructions will be effective for a maximum of 30 days and will be executed when the stock price equals or exceeds the minimum price you specified as market conditions allow. If the stock price does not meet or exceed the specified price within the 30-day period, your order will be canceled. For added convenience, you can select specific share lots when selling. To aid in your decision, you are able to view the cost at which your shares were purchased and the length of time the shares have been held. If you are not selling all shares of Common Stock in your account, your shares will be sold on a first in, first out basis (your oldest shares will be sold first) unless you request specific share lots. You will be responsible for all fees associated with sale orders. How You Receive Your Sale Proceeds You may choose to receive your proceeds in check form mailed directly to you or as a wire transfer to your bank account. There is an additional fee for wire transfers. All checks will be mailed to the address on file for you at Computershare. To request a wire transfer of your sale proceeds, you must call a Participant Service Representative and give the appropriate instruction information. Transferring Shares to a Broker or as a Gift To transfer shares out of your Computershare account, call a Participant Service Representative. You will be responsible for any associated fees. Stock Certificates Instead of issuing stock certificates, Computershare holds your stock in your account. You can conveniently sell your shares and you will never be bothered with the cost or inconvenience of having to replace any missing certificates.

Commissions and Fees

There are no fees charged to you for purchases when your paycheck deductions are used to purchase shares. You are responsible for fees relating to any sale of your Common Stock, broker-to-broker transfers, wire transfer fees and duplicate account statements. The fees listed below are as of the date of this Explanatory Guide and are subject to change.

Service	Fee (as of the date of this Explanatory Guide)
Sale Transaction Fee	**Web/IVR Sales:** $0.03 per share $24.95 minimum transaction fee for Web /IVR Sales **Live Representative Assisted Sales:** $0.07 per share up to 1,000 shares $0.05 per share from 1,001-5,000 shares $0.03 per share over 5,000 shares $39.95 minimum transaction fee for Rep Sales
Handling Fee	$5.35
SEC Fee	Applied to all sales per SEC defined rate
Foreign Currency Check (outgoing)	$35
Outgoing Wire Transfer	$35
Stop Payment of Check	$25
Direct Registration - Share Credit	$30
Certificate Issuance Request	$125-$500
Overnight Check Delivery	$25
Broker Transfer	$50
Duplicate Statements (excluding the two most recent)	$10

Account Statements

Each calendar quarter you will receive a summary statement detailing the activity in your PSPP account, including any purchases and sales, the total number of shares held at the end of the calendar quarter and the total value of your account. For your added convenience, the fourth quarter statement will include a summary of the cost basis of any Common Stock you sold during the year.

Tax Statements

In addition to your quarterly summary statements, you will also receive a 1099B if you have sold any shares. This statement contains important information about your gross proceeds.

Keep all statements in a safe place and handy. You will need the information to calculate your gain or loss for income tax purposes should you sell your shares.

U.S. Citizen (or Resident Alien) Tax Certification

To prevent backup withholding with respect to any shares of Common Stock sold under the PSPP, each PSPP participant is required to complete an IRS Form W-9, which certifies that such participant's social security number is correct and that such participant is exempt from backup withholding.

EVHC 17 Accessing Your Account Accessing Your Account by You can easily access your PSPP account through Computershare’s Employee Plan Member website or the IVR system virtually 24 hours a day, seven days a week. When accessing your online account, you will be able to view your account balance, review account history, access specific plan information, and perform sale transactions. Call Computershare toll-free at 1.866.320.6772. If you need assistance, you may press “0” at any time to speak to a Participant Service Representative. Participant Service Representatives are available to take your call Monday through Friday 8:00 a.m. to 7:00 p.m. Eastern Time on any day the New York Stock Exchange is open. Whether accessing your account online or over the telephone, you will need your login ID and your Personal Identification Number (PIN).

EVHC 201407-1342 © 02/2015 Envision Healthcare — All rights reserved. 855.476.4352 www.evhc.net

FREQUENTLY ASKED QUESTIONS — Provider Stock Purchase Plan

OVERVIEW

What is the Provider Stock Purchase Plan (“PSPP”)?

The Envision Healthcare Holdings, Inc. 2015 Provider Stock Purchase Plan (the “PSPP”) is a plan offered by Envision Healthcare Holdings, Inc. (“EVHC”) that allows eligible service providers (as described below) to easily purchase EVHC Common Stock, which we refer to in this Frequently Asked Questions as Common Stock, at a 10% discount from its Fair Market Value on the last trading day of the offering period through after-tax paycheck deductions.

The PSPP does not qualify as an “employee stock purchase plan” under Section 423 of the Code.  The PSPP is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

How does the PSPP work?

Once you have enrolled in the PSPP, Computershare will open and maintain an account for you. Generally, any amounts deducted from your paycheck and any shares of Common Stock you purchase under the PSPP will be maintained in that account unless and until you direct otherwise, until you cease to be eligible to participate in the PSPP, or as otherwise provided in the PSPP.

Once you have elected to participate in an offering, you may direct EVHC to deduct from your paycheck during the offering period any percentage amount from 1% to 15% (in whole numbers only) of your base compensation, unless a lower percentage is otherwise specified by the Committee. Deductions will not be made from overtime, bonuses, severance payments or any other payments. Deductions from your paycheck will be made on an after-tax basis and will be deposited in your PSPP account with Computershare and will not earn interest. At the end of each offering period, the funds in your PSPP account will be used to purchase whole shares of Common Stock at a 10% discount to its Fair Market Value. Generally, for this purpose, the “Fair Market Value” of a share of Common Stock on any day means the closing price of our Common Stock on that date (or, if such day is not a trading day, on the immediately preceding trading day) on the New York Stock Exchange. Any cash amount remaining in your PSPP account after the purchase of shares will be returned to you (without interest).

THIS DOCUMENT RELATES TO A PROSPECTUS COVERING SECURITIES
THAT HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933.

You are encouraged to read the full prospectus included in the Form S-3 filed with the Securities and
Exchange Commission (“SEC”) on March 26, 2015, available at http://investor.evhc.net/sec-filings

The date of this document is March 26, 2015.

Neither the SEC nor any state securities commission has approved or disapproved of the shares of
Common Stock reserved for issuance pursuant to the PSPP, or determined if the prospectus to which this document relates is truthful or complete.  Any representation to the contrary is a criminal offense.

6200 South Syracuse Way | Suite 200 | Greenwood Village, CO 80111

Who provides services for the PSPP?

The PSPP is administered by Computershare Trust Company, N.A. (“Computershare”), who will make share purchases on your behalf.

How do I benefit from having Computershare service my account?

Computershare makes it easy for you to manage your investments, with the Computershare website and Interactive Voice Response system (“IVR”). They provide around-the-clock account management, accessible participant service representatives, quarterly statements that show the current market value of your account, and annual tax forms detailing reportable tax information.

GENERAL INFORMATION

Who administers the PSPP?

The PSPP is administered by the Compensation Committee of our Board of Directors, or any other committee that the EVHC Board of Directors determines should administer the PSPP. We use the term “Committee” to refer to our Compensation Committee or any other committee that administers the PSPP. The Committee has the power to interpret the PSPP, to establish, amend and revoke rules and regulations for its administration and to correct any defect, omission or inconsistency in the PSPP. However, Computershare will oversee the transactions related to the PSPP, and make share purchases on your behalf.

Where is Envision Healthcare stock traded?

The stock is traded on the New York Stock Exchange (“NYSE”) under the symbol EVHC.

What is an Offering?

From time to time, the Committee will designate an “Offering” which provides you with an opportunity to purchase Common Stock under the PSPP. You will receive a communication if you are eligible to participate in that offering. This communication will indicate the offering size, the purchase price for the offering — which we will express as a percentage discount to the Fair Market Value of the Common Stock — and the “offering period,” which is the period of time during which deductions may be made from your paycheck and deposited in your PSPP account maintained by Computershare. At the end of the offering period, the amount in your PSPP account will be used to buy shares of Common Stock under the PSPP.

Where do I get more information?

Contact Computershare toll-free at 1-888-429-6002. Representatives are available Monday — Friday, 8:00 a.m.- 7:00 p.m. ET in accordance with the NYSE business calendar. The plan documents may be obtained through the Computershare website or you may request copies to be mailed to you, without charge, by contacting Computershare at 866-367-8771 toll free or 781-575-2551.

ELIGIBILITY AND ENROLLMENT

Who is eligible to participate in the PSPP?

Participation under PSPP is voluntary, and is generally open to all active service providers who are regularly scheduled to work 120 hours per month and have provided 240 hours of service prior to any offering period.

When may I enroll?

For the initial offering, you may enroll in the PSPP during April 1 to April 20, 2015.

How do I enroll?

For the initial offering, enrollment elections can be made from April 1 to April 20, 2015 through the Computershare website located at www-us.computershare.com/employee or via the interactive telephone system at 866-367-8771 toll-free or 781-575-2551. Representatives are available Monday — Friday, 8:00 a.m.- 7:00 p.m. ET in accordance with the NYSE business calendar.

After I enroll, am I automatically enrolled in the PSPP for future purchase periods?

No, you will need to re-enroll each year for the designated offering period.

How much may I invest through the PSPP?

You may contribute a minimum of 1% to a maximum of 15% of your eligible compensation. Only whole percent amounts will be withheld and your deductions are made on an after-tax basis.  Your “eligible compensation” consists only of your base salary. Any bonuses, severance, overtime, disability or contributions to an employee benefit plan are not included in this amount.

Will my paycheck deductions earn interest while being accumulated to purchase shares?

No, your paycheck deductions will not earn interest.

PLAN ACCOUNT MANAGEMENT

How can I access my account online?

To access your account through Computershare’s website, you will need a User ID/Global ID and a PIN. The first time you access your account you will be required to change your personal identification number (“PIN”). Your User ID is your Employee Number and Your PIN will be provided to you by Computershare.

Step 1: Go to www-us.computershare.com/employee

Step 2: Enter the company code, “EVHC” and click “Next.”

Step 3: To create your account, click the “Activate Account” button.

You will be prompted to enter your login credentials, create a personal site seal and select your security questions. After you have successfully activated your account and agreed to the website’s terms, you can click on the tab called Company Info.

How can I access my account via the Interactive Voice Response (“IVR”) system?

To access your account via the IVR, you will need a User ID and a PIN. From a touch-tone telephone, dial 866-367-8771 toll-free or 781-575-2551 and follow the prompts to enter your User ID and PIN. If you need assistance, opt out to speak to a Representative. Representatives are available to assist you Monday — Friday, 8:00 a.m. -7:00 p.m. ET in accordance with the NYSE business calendar.

WITHDRAWING

Can I withdraw from an offering?

Unless otherwise provided by the Committee prior to any offering, you may withdraw all, but not less than all, of the contributions deposited in your PSPP account at any time prior to the 14-day period (or such longer period determined by the Committee) preceding the end of an offering period. If you withdraw from an offering, any payroll deductions deposited in your PSPP account during that offering period will be returned to you, without interest, as soon as administratively feasible but in any event within 60 days of your notice of withdrawal.

You may not re-enter an offering once you have withdrawn from such offering. However, any such withdrawal will not have any effect upon your eligibility to participate in any future offering under the PSPP or to participate in any similar plan we may adopt.

SHARE PURCHASE

Are all of my accumulated contributions used to purchase shares?

All of your contributions will be used to purchase whole shares, subject to any termination or refund provided under the PSPP. At the end of an offering period, any amount of your payroll deductions that is not used to purchase Common Stock will be returned to you (without interest).

Are there limits to the number of shares I can purchase in any offering period under the PSPP?

The number of shares of Common Stock you are permitted to purchase in any offering period may be limited by applicable securities laws, by the PSPP or by the terms established by the Committee for that offering. Prior to each offering period, the Committee will establish the offering size and the maximum number of shares that any participant may purchase in an offering, which will be communicated to eligible service providers. The Committee also may limit the number of shares that any participant may purchase in an offering if we are oversubscribed for such offering.

In addition, you may be limited in the number of shares you may purchase in an offering if you would own 5% or more of the stock of EMSC or any of its subsidiaries, or if the Fair Market Value of such purchased shares (measured as of the end of the relevant offering period) exceeds $25,000.

No purchase of Common Stock will be made under the PSPP unless and until our stockholders approve the PSPP.

What will be the purchase price for the Common Stock I purchase under the PSPP?

The PSPP provides for a 10% discount as approved by the Board of Directors. As such, the purchase price to you for each share of Common Stock in any offering under the PSPP will be 90% of the Fair Market Value on the expiration date of the offering.  Generally, for this purpose, the “Fair Market Value” of a share of Common Stock on any day means the closing price of our Common Stock on that date (or, if such day is not a trading day, on the immediately preceding trading day) on the New York Stock Exchange.

When will a purchase of shares under the PSPP occur?

Assuming our stockholders approve the PSPP, the purchase of shares in an offering period under the PSPP will occur on the last day of the offering period.

When my payroll deductions are used to purchase shares of Common Stock, will I receive a stock certificate?

No, certificates are not sent. The shares purchased through the PSPP will be deposited into a Computershare account in your name.

SELLING SHARES

When may I sell my purchased shares?

The PSPP does not have a mandatory holding period. Different tax consequences may apply when you sell your PSPP shares depending on how long you have held them. You are responsible for certain taxes such as applicable federal, state and other withholding taxes that may be applicable with the disposition of shares.

It is prohibited for anyone to sell shares while in possession of non-public, insider trading material information.

How do I sell my shares of Common Stock?

You can sell your stock by accessing your PSPP account in one of three ways:

Online — Go to www-us.computershare.com/employee and login.

Interactive Voice Response (“IVR”) — Call 866-367-8771 toll-free or 781-575-2551 and enter your login credentials, then follow the prompts to the sell menu.

Participant Service Representative — Call 866-367-8771 toll-free or 781-575-2551 and opt out for assistance. Representatives are available Monday — Friday, 8:00 a.m. - 7:00 p.m. ET in accordance with the NYSE business calendar.

How do I pay the fees associated with selling my shares of Common Stock?

Fees associated with selling your Common Stock through Computershare will be deducted automatically from your sale proceeds.

What are the fees associated with selling my shares of Common Stock?

See the chart below:

Service	Fee (as of the date of these Frequently Asked Questions)

Sale Transaction Fee

Web/IVR Sales: $0.03 per share $24.95 minimum transaction fee for Web /IVR Sales

Live Representative Assisted Sales: $0.07 per share up to 1,000 shares $0.05 per share from 1,001-5,000 shares $0.03 per share over 5,000 shares $39.95 minimum transaction fee for Rep Sales

Handling Fee	$5.35

SEC Fee	Applied to all sales per SEC defined rate

Foreign Currency Check (outgoing)	$35

Outgoing Wire Transfer	$35

Stop Payment of Check	$25

Direct Registration - Share Credit	$30

Certificate Issuance Request	$125-$500

Overnight Check Delivery	$25

Broker Transfer	$50

Duplicate Statements (excluding the two most recent)	$10

SPECIAL TRADING RESTRICTIONS

Who is subject to the insider trading policy?

All participants in the PSPP are subject to our internal policies and federal and state laws restricting trading on material non-public or “insider” information. If you do not have a copy of our Insider Trading Policy, you may obtain it by contacting the EVHC Legal Department at 1-303-495-1200. If you have any questions about our Insider Trading Policy or the applicable laws, please contact EVHC’s legal department.

Termination from the PSPP

What happens in the event of my death, if I leave EVHC, or if I otherwise become ineligible to participate in the PSPP?

In the event of your death, if you leave your employment with EVHC, or if you do not continue to be eligible to participate (for instance, you take an extended leave of absence or become a part-time employee with fewer than the required hours for eligibility), your participation in the PSPP will terminate. All payroll deductions made on your behalf that have not been previously used to purchase shares of Common Stock will be returned to you (without interest) as soon as administratively feasible after your eligibility to participate in the PSPP ceases or, in the event of your death, to your estate as soon as practicable after the Committee receives written notice thereof.  If you have shares in your PSPP account when your employment ends, you can either leave the shares in your PSPP account, have Computershare sell the shares for you, or transfer the shares to a brokerage account.

TAX CONSEQUENCES

Tax consequences of participating in the PSS may differ for each participant in the PSPP. Tax rates and rules are subject to change at any time. Certain U.S. federal income tax consequences are summarized below.  However, we do not attempt to deal with any of the special provisions that could apply to your particular situation. In addition, income taxation under state, local and foreign tax law may differ substantially from the U.S. federal income tax consequences we describe here. Neither EVHC nor Computershare assumes any responsibility in connection with the income tax liability of any individual who participates in the PSPP (or his or her beneficiary).

Accordingly, you are urged to consult your own tax advisor to determine the specific U.S. federal, state, local and foreign tax consequences applicable to you.

What are the U.S. federal income tax consequences of purchasing and selling the Common Stock I purchase through the PSPP?

If you are a U.S. taxpayer, when you purchase shares of Common Stock under the PSPP, you will recognize as ordinary compensation income, subject to withholding, and pay taxes on, the excess of the Fair Market Value of the shares on the date you purchase them (i.e., at the end of the offering period) over the purchase price you paid for the shares. The Fair Market Value of the shares on the date of purchase will be your tax basis.

When you sell or otherwise dispose of your PSPP shares, any amount received in excess of your tax basis generally will be treated as long-term or short-term capital gain, depending on the holding period of the shares. Accordingly, you are urged to consult your own tax advisor to determine the specific U.S. federal, state, local and foreign tax consequences applicable to you.

MISCELLANEOUS QUESTIONS

Will I receive dividends on my Common Stock?

At this time, EVHC does not pay dividends on its Common Stock, nor does EVHC intend to declare or pay dividends on its Common Stock for the foreseeable future.  EVHC’s ability to pay dividends to holders of its Common Stock in the future is limited by its ability to obtain cash and other assets from subsidiaries. Certain covenants in EVHC’s debt agreements significantly restrict the ability of EVHC’s subsidiaries to pay dividends to EVHC.  In addition, Delaware law may impose requirements that restrict EVHC’s ability to pay dividends to holders of its Common Stock.

After I acquire shares through the PSPP, what do I do with them?

Once you acquire Company shares, they belong to you. You may hold them as a long-term investment or sell them.

Why do I need to complete an IRS Form W-9?

To prevent backup withholding with respect to any shares of Common Stock sold under the PSPP, each PSPP participant is required to complete an IRS Form W-9, which certifies that such participant’s social security number is correct and that such participant is exempt from backup withholding.

Are my rights to purchase Common Stock under the PSPP assignable?

No, purchase rights granted under the PSPP are not assignable or transferable.

How long will the PSPP be in effect? Can Envision terminate or amend the PSPP?

As an initial matter, the PSPP must be approved by our stockholders, and it will be terminated if our stockholders do not approve it.  EVHC will be asking its stockholders to approve the PSPP at the 2015 annual stockholder meeting.  If our stockholders do not approve the PSPP, any of your accumulated but unused payroll deductions will be returned to you promptly.

Otherwise, generally, the EVHC Board of Directors may from time to time alter, amend, suspend or terminate the PSPP or alter or amend any and all rights to purchase Common Stock under the PSPP or terminate any offering (or future offerings), unless stockholder approval is necessary for such action to comply with relevant tax or regulatory requirements. All participants will be given notice of any action that affects an ongoing offering. Upon termination of the PSPP for any reason, any of your accumulated but unused payroll deductions will be returned to you promptly.

LEGAL MATTERS

The validity of the common stock offered in this offering will be passed upon for us by Debevoise & Plimpton LLP, New York, New York.

EXPERTS

The consolidated financial statements of Envision Healthcare Holdings, Inc. appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2014, including the schedule appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The audited combined financial statements of Phoenix Physicians, LLC and affiliates included as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed on August 28, 2014 and incorporated herein by reference have been so incorporated in reliance on the report of Daszkal Bolton LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

(1) our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 2, 2015 (SEC File No. 001-36048);

(2) our Current Reports on Form 8-K filed with the SEC on February 4, 2015, February 10, 2015, March 9, 2015 and March 26, 2015 (SEC File No. 001-36048);

(3) our Current Report on Form 8-K/A filed with the SEC on August 28, 2014 (SEC File No. 001-36048);

(4) our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2014 (SEC File No. 001-36048); and

(5) the description of capital stock contained in our Registration Statement on Form 8-A, as filed with the SEC on August 6, 2013 (SEC File No. 001-36048).

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K), after the date of this prospectus.

You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference herein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

Any person to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference into this prospectus, without charge, by written or oral request directed to Envision Healthcare Holdings, Inc., 6200 S. Syracuse Way, Suite 200, Greenwood Village, CO 80111, Attention: Investor Relations, Telephone (303) 495-1200, on the investor relations page of our website at http://investor.evhc.net or from the SEC through the SEC’s Internet website at the address provided under “Where You Can Find More Information”. All other information contained on our website is not a part of this prospectus. Documents incorporated by reference in this prospectus are available without charge.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information set forth in the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, we refer you to the registration statement and the exhibits therewith. Statements contained in this prospectus and the documents incorporated by reference into this prospectus as to the contents of the PSPP or any contract, agreement or any other document referred to are summaries of the material terms of the PSPP or the respective contract, agreement or other document. With respect to the PSPP and each of these contracts, agreements or other documents filed as an exhibit to the registration statement or the documents incorporated by reference into this prospectus, reference is made to the exhibits for a more complete description of the matter involved.

We are subject to the informational and reporting requirements of the Exchange Act and, in accordance therewith, file reports and other information with the SEC. The registration statement, reports and other information we file with the SEC can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information that we file electronically with the SEC. We also maintain a website at http://www.evhc.net. Our website, and the information contained on or accessible through our website, is not part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the Securities being registered. All amounts are estimates except the registration fee.

Amount to be Paid
Registration fee	$5,377
Legal fees and expenses*	$150,000
Accounting fees and expenses*	$10,000
Total	$165,377

* Estimated as of the date of filing.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware General Corporation Law

Envision Healthcare Holdings, Inc. is incorporated under the laws of the state of Delaware.

Section 145(a) of the General Corporation Law of the State of Delaware, or the “DGCL”, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses, including attorneys’ fees, incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(g) of the DGCL specifically allows a Delaware corporation to purchase liability insurance on behalf of its directors and officers and to insure against potential liability of such directors and officers regardless of whether the corporation would have the power to indemnify such directors and officers under Section 145 of the DGCL.

Our amended and restated certificate of incorporation contains provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability to the fullest extent permitted by the DGCL for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

•                  any breach of the director’s duty of loyalty;

•                  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•                  under Section 174 of the DGCL (unlawful dividends); or

•                  any transaction from which the director derives an improper personal benefit.

Our amended and restated certificate of incorporation and our amended and restated by-laws require us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director without the approval of our Board of Directors. Our amended and restated certificate of incorporation and our amended and restated by-laws provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 102(b)(7) of the DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision, however, may not eliminate or limit a director’s liability (1) for breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation contains such a provision.

Indemnification Agreements

The Company is party to separate indemnification agreements with (i) Clayton, Dubilier & Rice, LLC (“CD&R”) and investment funds sponsored by or affiliated with CD&R (collectively, the “CD&R Entities”) and (ii) with each of Richard J. Schnall, Ronald A. Williams, William A. Sanger and Kenneth A. Giuriceo as directors of the Company.

Under the indemnification agreement with the CD&R Entities, the Company, subject to certain limitations, agreed to indemnify the CD&R Entities and certain of their affiliates against certain liabilities arising out of performance of the consulting agreement with CD&R and certain other claims and liabilities. Under the indemnification agreements with the directors, the Company, subject to certain limitations, agreed to indemnify the directors against certain liabilities arising out of service as a director of the Company and its subsidiaries.

Our executive employment agreements include indemnification provisions. Under those agreements, we agree to indemnify each of these individuals against claims arising out of events or occurrences related to that individual’s service as our agent or the agent of any of our subsidiaries to the fullest extent legally permitted.

In connection with our initial public offering, we entered into new indemnification agreements with each of our directors. On November 11, 2013, we entered into an indemnification agreement with Mark V. Mactas. Under those agreements, we agreed to indemnify each of these individuals against claims arising out of events or occurrences related to that individual’s service as our agent or the agent of any of our subsidiaries to the fullest extent legally permitted.

Directors’ and Officers’ Liability Insurance

We have obtained directors’ and officers’ liability insurance which insures against certain liabilities that our directors and officers and our subsidiaries, may, in such capacities, incur.

ITEM 16. EXHIBITS

The Exhibits to this Registration Statement on Form S-3 are listed in the Exhibit Index which follows the signature pages to this Registration Statement and is herein incorporated by reference.

ITEM 17. UNDERTAKINGS

Rule 415 Offering

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Filings Incorporating Subsequent Exchange Act Documents by Reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado on March 26, 2015.

ENVISION HEALTHCARE HOLDINGS, INC.

By:
/s/ William A. Sanger
Name: William A. Sanger Title: Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 26, 2015 by the following persons in the capacities indicated.

Signature	Title

/s/ William A. Sanger	Chairman and Director, President and Chief Executive Officer (Principal Executive Officer) of Envision Healthcare Holdings, Inc.
William A. Sanger

/s/ Randel G. Owen	Director, Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer) of Envision Healthcare Holdings, Inc.
Randel G. Owen

/s/ Nicholas A. Poan	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer) of Envision Healthcare Holdings, Inc.
Nicholas A. Poan

*	Director of Envision Healthcare Holdings, Inc.
Ronald A. Williams

*	Director of Envision Healthcare Holdings, Inc.
Carol J. Burt

*	Director of Envision Healthcare Holdings, Inc.
Leonard M. Riggs, Jr., M.D.

*	Director of Envision Healthcare Holdings, Inc.
Kenneth A. Giuriceo

*	Director of Envision Healthcare Holdings, Inc.
Richard J. Schnall

*	Director of Envision Healthcare Holdings, Inc.
Michael L. Smith

*	Director of Envision Healthcare Holdings, Inc.
Mark V. Mactas

* By:	/s/ Craig A. Wilson
Name: Craig A. Wilson,
as Attorney-in-Fact

EXHIBIT INDEX

Exhibits	Description

3.1

Second Amended and Restated Certificate of Incorporation of Envision Healthcare Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-8 (No. 333-190696, filed August 16, 2013)).

3.2

Amended and Restated By-Laws of Envision Healthcare Holdings, Inc. (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-8 (No. 333-190696, filed August 16, 2013)).

4.1	Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-1/A (No. 333-189292, filed July 31, 2013)).

5.1	Opinion of Debevoise & Plimpton LLP.

10.1	Envision Healthcare Holdings, Inc. 2015 Provider Stock Purchase Plan.

23.1	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Daszkal Bolton LLP.

24.1	Power of Attorney.